CUSIP No. 81424D109                                          Page 24 of 24 Pages


                                                                       EXHIBIT 5

                                 [ON LETTERHEAD]

                                September 8, 2000


VIA FACSIMILE AND OVERNIGHT DELIVERY
------------------------------------

Ms. Sonia Young Lee
Division of Corporations Finance
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Mail Stop 0408
Washington, D.C. 20549-0408

Re: Security Financial Bancorp, Inc.
    Preliminary Proxy Statement filed August 29, 2000 by Financial Edge Fund, LP Soliciting Material filed August 30, 2000 by Financial Edge Fund, LP

Dear Ms. Lee:

          On behalf of Financial Edge Fund, LP and the PL Capital Group, we hereby withdraw the Preliminary Proxy Statement filed August 29, 2000 by Financial Edge Fund, LP with respect to the above-referenced filing (the "Preliminary Proxy Statement") relating to the Annual Meeting of Security Financial Bancorp, Inc. We appreciate your assistance in the process related to the Preliminary Proxy Statement.

                                         Very truly yours,

                                         /s/ Phillip M. Goldberg

                                         Phillip M. Goldberg

cc:  Mary Beth Bonaventura
     John Hyland
     Lori Beresford
     Richard Lashley
     John W. Palmer
     Charles R. Haywood